Exhibit 99.1

           FARO Technologies Reports Positive Arbitration Settlement

LAKE MARY, Fla., Sept. 16 /PRNewswire-FirstCall/ -- FARO Technologies,
Inc. (Nasdaq: FARO) today reported that it has settled all disputes between it and the former SpatialMetrix Corporation ("SMX") shareholders, resulting in 100,000 shares being returned to the Company.

Background:

FARO acquired SMX in January 2002. As part of the consideration for the SMX acquisition, FARO agreed to issue to the former SMX stockholders 500,000 shares of FARO common stock. Approximately 50,000 of these shares were held in escrow to fund any future indemnification claims by FARO under the acquisition agreement.

Subsequent to the acquisition the Company asserted indemnification and set-off claims against the former SMX shareholders, which included, but were not limited to, the shares being held in escrow. The representative for the former SMX shareholders disclaimed any liability for these claims. In July 2003 FARO and the representative of the former SMX shareholders filed a demand for arbitration seeking to recover damages from each other relating to the SMX acquisition. FARO and the representative of the former SMX shareholders have agreed to settle all disputes among them.


Settlement Summary:

As a result of the settlement, FARO will retain approximately 100,000 shares of FARO common stock that were to be issued to the former SMX shareholders. This includes the shares held in escrow plus an additional 50,000 shares. FARO will also distribute the remaining 400,000 shares to the former SMX shareholders that had not been distributed to them previously.

Because all of the 500,000 shares that were to be issued to the former SMX shareholders under the acquisition agreement are considered issued and outstanding, FARO will return to treasury the 100,000 shares that are being retained and this will reduce the number of shares outstanding for earnings per share calculations by 100,000.

"Our new laser tracker product line and the SMX acquisition have proved to be a huge success despite some initial setbacks in the first part of 2002 following the SMX acquisition," said Simon Raab, President and CEO. "The settlement with the former SMX shareholders is a win/win for all of the parties. For FARO it erases over $1 million in expenses that were incurred in the roll-out of the new laser tracker. This 'gain from settlement of litigation' will be recorded in the current quarter as 'other income.' For the SMX shareholders, it allows them to receive the majority of the shares that were allocated to them originally, while also enjoying the price increase in FARO's stock that occurred following the acquisition."


About FARO:

FARO Technologies, Inc. (Nasdaq: FARO) and its international subsidiaries design, develop, and market software and portable, computerized measurement devices. The Company's products allow manufacturers to perform 3-D inspections of parts and assemblies on the shop floor. This helps eliminate manufacturing errors, and thereby increases productivity and profitability for a variety of industries in FARO's worldwide customer base. Principal products include the FARO Gage(TM), Platinum and Titanium FaroArms(R), Control Station(R) measurement system, the FARO Laser Tracker(R), the Advantage FaroArm(TM) and Tracker(TM), and a CAM2(R) family of advanced CAD-based measurement and reporting software. FARO Technologies is ISO 9001 certified and Guide 25 approved. Learn more at www.faro.com.

This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties, such as statements about our plans, objectives, projections, expectations, assumptions, strategies, or future events. Statements that are not historical facts or that describe the Company's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as "may," "believes," "anticipates," "expects," "intends," "plans," "seeks," "estimates," "will," "should," "could," and similar expressions are intended to identify forward-looking statements. Other written or oral statements, which constitute forward-looking statements, also may be made by the Company from time to time. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in forward-looking statements include, but are not limited to:

* A change in the accounting treatment for gains from litigation settlement, the other risks detailed in the Company's Annual Report on Form 10-K and other filings from time to time with the Securities and Exchange Commission.

* Forward-looking statements in this release represent the Company's judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.



SOURCE FARO Technologies, Inc.
-0- 09/16/2003
/CONTACT: Greg Fraser, Executive Vice President & CFO, FARO,
+1-407-333-9911; or Vic Allgeier, The TTC Group, +1-212-227-0997, for FARO/
/Photo: NewsCom: http://www.newscom.com/cgi-bin/prnh/20000522/FLM035LOGO
AP Archive: http://photoarchive.ap.org
PRN Photo Desk, photodesk@prnewswire.com/
/Web site: http://www.faro.com/
(FARO)

CO: FARO Technologies, Inc.; SpatialMetrix Corporation
ST: Florida
IN: AUT MAC STW
SU: LAW